                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[ ]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                        RANKIN AUTOMOTIVE GROUP, INC.
                           (D/B/A USA AUTO STORES)
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          RANKIN AUTOMOTIVE GROUP, INC.
                             (D/B/A USA AUTO STORES)

                             3709 S. MACARTHUR DRIVE
                              ALEXANDRIA, LA 71302

                   -------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held July 31, 1998

TO THE SHAREHOLDERS OF RANKIN AUTOMOTIVE GROUP, INC.

         The Annual Meeting of Shareholders of Rankin Automotive Group, Inc. will be held at the Hotel Bentley in Alexandria, Louisiana at 9:00 a.m., Central Daylight Time, for the following purposes:

         1. To elect six directors to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed June 19, 1998, at the close of business, as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof.


                                  By order of the Board of Directors


                                  /s/ Deborah N. Eddlemon
                                  -------------------------------
                                  Deborah N. Eddlemon, Secretary
Dated:     June 23, 1998

                          RANKIN AUTOMOTIVE GROUP, INC.
                             (d/b/a USA AUTO STORES)

                              Alexandria, Louisiana

                            -------------------------

                              INFORMATION STATEMENT

                             -----------------------

         This Information Statement is being furnished by the Board of Directors of Rankin Automotive Group, Inc. (the "Company") in connection with the Annual Meeting of Shareholders, and any adjournments thereof, to be held on July 31, 1998, Central Daylight Time, at 9:00 a.m. at the Hotel Bentley in Alexandria, Louisiana for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The Company will bear the costs of preparing, assembling and mailing the Information Statement and the 1998 Annual Report in connection with the Annual Meeting.

         This Information Statement is first being sent to Shareholders together with the Notice of Annual Meeting and Annual Report for the fiscal year ended February 25, 1998, on or about June 23, 1998.

            SHAREHOLDERS ENTITLED TO VOTE AND PRINCIPAL SHAREHOLDERS

         As of the close of business on June 19, 1998, the record date for determining the shareholders entitled to vote at the annual meeting, there were issued and outstanding and entitled to vote a total of 4,535,000 shares of the Company's Common Stock (the only class of securities outstanding), each of which is entitled to one vote.

         The only person who owned of record or was known by the Company to own beneficially on June 19, 1998 more than 5% of the outstanding shares of Common Stock of the Company was the following:


                                                                  NUMBER OF                       PERCENT
           NAME  AND ADDRESS                                    SHARES OWNED                      OF CLASS
           -----------------                                    ------------                      --------
           Randall B. Rankin                                      2,794,000                         61.6%
           3709 S. MacArthur Drive
           Alexandria, LA 71032

         Mr. Randall B. Rankin, the owner of approximately 62% of the outstanding shares of Common Stock of the Company, has indicated his intent to vote in favor of the election of the proposed slate of directors. The vote represented by shares owned by Mr. Rankin is sufficient for approval. THEREFORE, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Shareholders are invited to attend the Annual Meeting and can vote in person at that time.

                              ELECTION OF DIRECTORS

         The Company currently has six (6) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has nominated six persons (each, a "Nominee"), all of whom are currently Directors, to stand for election as a Director; to serve until the 1999 Annual Meeting of Shareholders and until his/her successor has been duly elected and qualified.

NOMINEES FOR DIRECTOR

         Each Director of the Company serves as a Director for a term of one (1) year and until his/her successor is duly elected and qualified. The following sets forth for each Nominee, his/her name and age, positions and/or offices held with the Company, the period during which each Nominee served in such positions and/or offices, a description of his/her business experience during the past five (5) years or more, and other biographical information.


                                               COMMON SHARES
                                                BENEFICIALLY
                                SERVED          OWNED AS OF
                                  AS           JUNE 19, 1998
                               DIRECTOR        -------------
        NAME               AGE  SINCE       NO. SHS.(1)   % SHS.
        ----               ---  -----       -----------   ------
Randall B. Rankin          48    1978       2,794,000       61.6%
Ricky D. Gunn              39    1996           5,000          *
Harris Lake Smith, Jr      41    1996              --          *
Ricky L. Sooter, Esq.(2)   45    1996           3,000          *
Otis Al Cannon, Jr.(2)     42    1996           3,000          *
Deborah Eddlemon           42    1997              --          *

------------------
* Less than 1%.
(1) Includes shares underlying options currently exercisable or exercisable within sixty days.
(2) Member of Audit Committee

         RANDALL B. RANKIN has been President of the Company since its inception in 1978. Prior thereto, he operated the business as a sole proprietorship since its founding in 1968. He has essentially spent his entire adult life in various sales, marketing, and administrative capacities with the Company. Mr. Rankin has served on numerous warehouse associations and councils, advising aftermarket manufacturers on the needs of the auto parts industry. He is Chairman of the Board of the Louisiana Auto Parts Association.

         RICKY D. GUNN is Vice President of Operations for the Company. Mr. Gunn began his automotive aftermarket experience in February 1976 with Motor Supply Company in Monroe, Louisiana. In 1987 he joined APS, and became Division Manager of the Monroe stores when that company was acquired by APS. He joined the Company in May 1993 as Vice President when the Monroe stores were acquired by the Company. Mr. Gunn is active on many advisory councils throughout the auto parts industry including the "Big A" Jobber Council.

         HARRIS LAKE SMITH is Vice President of Sales and Marketing for the Company. He began his employment with the Company in 1974 as an outside sales person covering the East Texas market. He started the Lufkin, Texas operation in 1991 and opened the Nacogdoches, Texas operation in early 1992. Mr. Smith is active on several advisory councils including the "Big A" Jobber Council. He is also active in the Texas Auto Parts Association.

         RICKY L. SOOTER, ESQ. is a practicing attorney and shareholder at the law firm of Provosty, Sadler & DeLaunay in Alexandria, Louisiana. His concentrations are in the areas of real estate, banking, collection and creditors' rights, business transactions and workers' compensation. Mr. Sooter received his J. D. Degree in 1977 from Louisiana State University.

         OTIS AL CANNON, JR. has owned and operated Automotive & Industrial Warehouse, a wholesale automotive distribution company in the Shreveport, Louisiana metropolitan area, for the past 17 years. He has served on several advisory councils in the automotive parts distribution industry over the years. Mr. Cannon holds an MBA from Louisiana State University in Baton Rouge, LA.

         DEBORAH N. EDDLEMON is Senior Vice-President of Finance and Administration. She has over twenty-one years of experience in both public and private accounting. This includes nine years with a certified public accounting firm in which she ultimately became a partner. Ms. Eddlemon was the CFO for a group of fourteen privately held companies. She is a member of the board of directors for a bank and serves on the executive and audit committees. Ms. Eddlemon also serves as the Chief Financial Officer and Secretary of the Company. She became a director of the Company in August, 1997.

         Non-employee directors receive $500 per meeting attended.

         During the fiscal year ended February 25, 1998, the Board of Directors held six meetings. All of the directors attended at least seventy-five percent (75%) of the meetings held except for Mr. Cannon who attended two of the meetings and Mr. Sooter who attended four meetings. The Audit Committee met once during fiscal 1998.

COMMITTEES

         The Board of Directors has established an Audit Committee. The members of the Audit Committee are Messrs. Sooter and Cannon. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company. The Audit Committee has general responsibility for surveillance of financial controls, as well as for accounting and audit activities of the Company. The Audit Committee annually reviews the qualifications of the independent certified public accountants, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit and approves their non-audit services and related fees. The Audit Committee meets periodically with management and with the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the common shares of a company that files reports pursuant to Section 12 of the Exchange Act, are required to report the ownership of such commons shares, options, and stock appreciation rights (other than certain cash-only rights), and any changes in that ownership, with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report, in this Information Statement, any failure to comply therewith during the last year. The Company believes that all of these filing requirements were satisfied except as follows:
Mr. Randall B. Rankin filed two late Form 4 reports covering two transactions disclosing purchases of shares of the Company's Common Stock and Mr. Ricky D. Gunn filed one late Form 4 covering one transaction disclosing the purchase of shares of the Company's Common Stock.

                       REMUNERATION OF EXECUTIVE OFFICERS

         The following table sets forth certain information relating to the compensation earned by the Chief Executive Officer of the Company and each of the other executive officers of the Company whose total cash compensation for the past year exceeded $100,000.


                           SUMMARY COMPENSATION TABLE


                                                                                                           ANNUAL
       NAME AND PRINCIPAL POSITION                                               YEAR                   COMPENSATION
       ---------------------------                                               ----                   ------------
Randall B. Rankin
      President and Chief Executive Officer                                      1998                      $120,000
                                                                                 1997                      $120,000
Deborah N. Eddlemon
      Senior Vice-President and Chief Financial Officer                          1998                      $103,000

----------
Mr. Rankin has entered into a two-year employment agreement commencing November 18, 1996, pursuant to which he receives annual compensation of $120,000.

STOCK OPTION PLAN

         Under the Company's Stock Option Plan (the "Plan") 250,000 shares of Common Stock are currently reserved for issuance upon exercise of stock options. The Plan is designed as a means to retain and motivate key employees. The Stock Option Committee administers and interprets the Plan. Options may be granted to all eligible employees of the Company, including officers and non-employee directors and others who perform services for the Company.

         The Plan provides for granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code) and non-statutory stock options. Options are granted under the Plan on such terms and at such prices as determined by the Board of Directors, except that the per share exercise price of the options cannot be less than the fair market value of the Common stock on the date of the grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution. In 1996, the Company granted options to purchase 3,000 shares of Common stock to each of the non-employee directors. The options are exercisable in full one year from the date of grant and expire five years from the date of grant. The options are exercisable at $10.00 per share. In 1998, the Company granted options to purchase 3,000 shares of Common stock to each of the non-employee directors. The options are exercisable in full one year from the date of grant and expire five years from the date of the grant. The options are exercisable at $3.1875 per share. In addition, in 1998, the Company granted options to purchase 10,000 shares each to Lake Smith, Ricky Gunn and Deborah Eddlemon. The options are exercisable 20% per year and expire five (5) years from the date of grant. The options are exercisable at $3.1875 per share. The exercise price for each of the options granted was equal to the fair market value of the Company's Common Stock on the date of grant.

                              CERTAIN TRANSACTIONS

         The Company leases three of its stores, a machine shop, a storage facility and its administrative offices, from Mr. Randall B. Rankin. With the exception of one lease, which expires in 2006, each of the leases expire in 2001 and require monthly rentals ranging from $1,200 to $2,300. The lease which expires in 2006 covers a 38,000 sq. ft. building and requires a monthly rental of $15,000 per month. The Company utilizes approximately 6,600 square feet of the building as a traditional store, 20,000 sq. ft. as a wholesale store and redistribution facility and 3,000 sq. ft. as corporate offices. The Company subleases the remaining 8,400 sq. ft. to an unaffiliated third party. The aggregate rent paid to Mr. Rankin for each of the years ended February 25, 1997 and 1998 was $244,000 and $262,000, respectively, and the Company realized rental income of approximately $15,000 and $31,000, respectively, from its subleases. The Company believes that the current lease terms are at least as comparable to those that could be obtained from unaffiliated third parties.

         All transactions between the Company and its officers, directors and 5% shareholders must be on terms no less favorable than could be obtained from unaffiliated third parties approved by a majority of the independent, disinterested directors of the Company.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Certified Public Accounting firm of Deloitte & Touche LLP, the Company's independent accountant for fiscal 1998, has been selected as the Company's independent accountant for fiscal 1999. A representative of the accounting firm will be present at the meeting with the opportunity to make a statement and respond to appropriate questions.

                                  VOTE REQUIRED

         A majority of the outstanding shares of stock will be necessary to constitute a quorum for the transaction of business at the meeting. The election of directors will require a vote of a majority of the shares present at the meeting.

                                  OTHER MATTERS

         At the time of the preparation of this Information Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         In order to be included in the proxy materials for the 1999 Annual Meeting of Shareholders of the Company, shareholder proposals must be received by the Company not later than February 22, 1999.


                                      RANKIN AUTOMOTIVE GROUP, INC.


                                      /s/ Deborah N. Eddlemon
                                      ------------------------
                                      Deborah N. Eddlemon, Secretary
Date: June 23, 1998